EXHIBIT 99.1

Anaren Reports 4th Quarter and Fiscal 2010 Year-End Results

SYRACUSE, N.Y., Aug. 4, 2010 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today reported net sales for the fiscal 2010 fourth quarter ended June 30, 2010 of $45.3 million, up 3.2% from $43.8 million for the fourth quarter of last year.

GAAP (U.S. generally accepted accounting principles) net income for the fourth quarter of fiscal 2010 was $3.8 million, or $0.26 per diluted share, compared to $3.5 million, or $0.24 per diluted share for the fourth quarter of last year.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation and intangible amortization, was $0.32 for the fourth quarter of fiscal 2010 compared to non-GAAP earnings per share of $0.30 for the fourth quarter of fiscal 2009.

GAAP operating income for the fourth quarter of fiscal 2010 was $5.4 million, or 11.8% of net sales, compared to $5.1 million, or 11.7% of net sales for the fourth quarter of last year. Non-GAAP operating income for the fourth quarter of fiscal 2010, which excludes non-cash equity based compensation and acquisition related intangible amortization was $6.7 million, or 14.9% of net sales up 5.1% from $6.4 million, or 14.6% of net sales for the fourth quarter of fiscal 2009.

Income taxes for the fourth quarter of fiscal 2010 were $1.5 million, representing an effective tax rate of 28.8% compared to income tax expense of $1.5 million for the fourth quarter of fiscal 2009, representing an effective tax rate of 30.3%. The projected effective tax rate for fiscal 2011, absent one-time events, is expected to be approximately 32.0%.

Lawrence A. Sala, Anaren's Chairman, President and CEO said, "The strong fourth quarter performance for both the Wireless and the Space & Defense Group drove record net sales and earnings for the fiscal year. In addition, record new orders of $57 million for the fourth quarter and $174 million for the 2010 fiscal year position the Company well for continuing growth in fiscal 2011."

Net sales for the year ended June 30, 2010, were $168.8 million, compared to net sales of $166.9 million for last year. GAAP net income for fiscal 2010 was $13.7 million, or $0.94 per diluted share, compared to $9.9 million, or $0.70 per diluted share for fiscal 2009.

Non-GAAP diluted earnings per share, which excludes non-cash equity based compensation, acquisition related inventory step-up (fiscal 2009 only) and intangible amortization, was $1.16 for fiscal 2010 compared to non-GAAP diluted earnings per share of $1.04 for fiscal 2009.

During the fourth quarter of fiscal 2010, the Company generated $9.4 million in operating cash flow compared to $12.2 million in the fourth quarter of fiscal 2009. Additionally, during the current quarter the Company repurchased approximately 3,000 shares of its common stock for a total of $50,000 and expended $1.0 million for capital additions. Cash, cash equivalents and marketable debt securities at June 30, 2010 were $73.7 million, up $8.3 million from $65.4 million at March 31, 2010.

Wireless Group

Wireless Group net sales for the quarter were $14.5 million, down 4.2% from the fourth quarter of fiscal 2009, but up 2.4% from third quarter of fiscal 2010 levels driven by continuing strong demand for standard component products.

Demand for consumer and infrastructure standard component products remained robust throughout the quarter. New product investments for the quarter included the expansion of the Xinger III, consumer component and lower cost high power resistor product lines. In addition, the Group introduced the new low power wireless Anaren Integrated Radio (AIR) module product line. This line of FCC compliant wireless transceiver modules offer industry leading size and performance.

Customers that generated greater than 10% of Wireless Group net sales for the quarter were E.G. Components, Motorola, Richardson, and Nokia-Siemens Networks.

Space & Defense Group

Space & Defense Group net sales for the quarter were $30.7 million, up 7.2% from the fourth quarter of fiscal 2009. The continuing growth in net sales and improved execution on production programs positively impacted the group's profitability for the quarter.

New orders for the quarter totaled $41.0 million and included contracts for ground-based and airborne radar, counter IED, airborne jamming and passive ranging applications. The acquisitions completed at the beginning of fiscal 2009 have strengthened the Group's competitive position and have increased the Group's dollar content on a number of new subsystem opportunities. Space & Defense Group order backlog at June 30, 2010 was $89.6 million.

Customers that generated greater than 10% of Space & Defense Group net sales for the quarter were Lockheed Martin, Northrop Grumman and Raytheon.

Non-GAAP Financial Measures

In addition to presenting financial results calculated in accordance with GAAP, Anaren's earnings release contains non-GAAP financial measures including: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP measures are each adjusted from GAAP results to exclude certain non-cash items including equity based compensation and acquisition related inventory step-up and intangible amortization.

The Company believes these non-GAAP financial measures provide useful information to both management and investors to help understand and compare business trends among reporting periods on a consistent basis. Additionally, these non-GAAP financial measurements are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Outlook

For the first quarter of fiscal 2011, we anticipate comparable sales for the Wireless Group and the Space & Defense Group compared to fourth quarter levels. As a result, we expect net sales to be in the range of $42 to $46 million.  We expect GAAP net earnings per diluted share to be in the range of $0.24 - $0.27, using an anticipated tax rate of approximately 32.0% and inclusive of approximately $0.06 per share related to expected equity based compensation expense and acquisition related amortization of intangibles. Non-GAAP net earnings per diluted share are expected to be in the range of $0.29 - $0.33 for the first quarter.

Forward-Looking Statements

The statements contained in this news release which are not historical information are "forward-looking statements".   These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

These known risks and uncertainties include, but are not limited to: the Company's substantial increase in long term debt (originally $50 million, currently $30 million outstanding), and the unanticipated loss of key management or technical employees. The Company also could experience an impairment of goodwill which increased as the result of the Company's two acquisitions in fiscal 2009 as well as acquisitions made in previous years. Other non-acquisition related risks and uncertainties include: the Company's ability to timely ramp up to meet some of our customers' increased demands; potential delay or inability to collect accounts receivable due to the current economic recession; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our limited number of OEM customers, reliance on key component suppliers, unpredictable difficulties or delays in the development of new products particularly the Wireless Group's Xinger III, high power resistor, and AIR product lines; the expected need to relocate the Company's Suzhou, China facility in fiscal year 2011 due to expansion of China's mass transit system; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2009 Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and our most recent Form 10-Q for the third quarter ended March 31, 2010 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. You are also encouraged to review Anaren's 2010 Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and exhibits to that Report when filed. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Conference Call

Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) on Wednesday, August 4 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning August 4, 2010 through midnight August 11, 2010. To listen to the replay, interested parties may dial in the U.S. at 1-800-642-1687 and International at 1-706-645-9291. The access code is 86644376. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-877-734-4580 and International is 1-678-905-9378.

Company Background

Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

The Anaren, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5360

ANAREN, INC.
Condensed Consolidated Income Statement
(in thousands except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Sales	$ 45,252	$ 43,831	$ 168,789	$ 166,905

Cost of sales	28,769	28,121	106,512	112,289
Gross profit	16,483	15,710	62,277	54,616
	36.4%	35.8%	36.9%	32.7%
Operating expenses:
Marketing	2,664	2,461	9,671	8,967
Research and development	3,642	3,487	14,782	12,986
General and administration	4,823	4,643	19,040	18,636
Total operating expenses	11,129	10,591	43,493	40,589

Operating income	5,354	5,119	18,784	14,027
	11.8%	11.7%	11.1%	8.4%
Other income (expense):
Other income, primarily interest	80	120	368	1,088
Interest expense	(139)	(282)	(590)	(1,482)
Total other income (expense)	(59)	(162)	(222)	(394)

Income before income tax expense	5,295	4,957	18,562	13,633
Income taxes	1,523	1,500	4,850	3,774
Net income	$ 3,772	$ 3,457	$ 13,712	$ 9,859
	8.3%	7.9%	8.1%	5.9%

Earnings per share
Basic	$ 0.27	$ 0.25	$ 0.98	$ 0.71
Diluted	$ 0.26	$ 0.24	$ 0.94	$ 0.70

Weighted average common shares outstanding
Basic	13,791	13,896	14,010	13,911
Diluted	14,364	14,410	14,537	14,179

ANAREN, INC.
Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

	June 30, 2010	June 30, 2009

Assets:
Cash, cash equivalents and short-term investments	$ 52,855	$ 61,703
Receivables, less allowances	29,124	24,465
Inventories	31,361	35,282
Prepaid expenses and other current assets	4,871	5,580
Total current assets	118,211	127,030

Securities available-for-sale	1,051	1,051
Securities held to maturity	19,756	2,079
Property, plant, and equipment, net	48,711	52,889
Other assets	1,031	27
Goodwill	42,435	42,635
Other intangibles, net of accumulated amortization	10,153	11,344
Total assets	$ 241,348	$ 237,055

Liabilities and Stockholders' Equity
Liabilities:
Current installments of long-term debt obligation	$ 10,000	$ 9,800
Accounts payable	9,271	6,991
Accrued expenses	5,661	5,208
Customer advance payments	888	118
Other liabilities	2,920	2,702
Total current liabilities	28,740	24,819

Long-term debt obligation	30,000	40,000
Other non-current liabilities	9,682	11,291
Total liabilities	68,422	76,110

Common stock and additional paid-in capital	206,478	199,877
Retained earnings	118,111	104,399
Accumulated other comprehensive loss	(2,813)	(2,397)
Less: cost of treasury shares	(148,850)	(140,934)
Total stockholders' equity	172,926	160,945

Total liabilities and stockholders' equity	$ 241,348	$ 237,055

ANAREN, INC.
Reconciliation of GAAP and Non-GAAP Gross Profit, Operating Income, and Earnings Per Share
(in thousands except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Sales	$ 45,252	$ 43,831	$ 168,789	$ 166,905

GAAP gross profit	$ 16,483	$ 15,710	$ 62,277	$ 54,616
Equity based compensation expense (1)	221	212	616	906
Acquisition related inventory step-up (2)	--	--	--	2,164
Acquisition related amortization of intangibles (3)	39	39	156	143
Non-GAAP gross profit	$ 16,743	$ 15,961	$ 63,049	$ 57,829
% of sales	37.0%	36.4%	37.4%	34.6%

GAAP operating income	$ 5,354	$ 5,119	$ 18,784	$ 14,027
Equity based compensation expense (1)	1,072	979	3,775	4,027
Acquisition related inventory step-up (2)	--	--	--	2,164
Acquisition related amortization of intangibles (3)	298	298	1,192	1,076
Non-GAAP operating income	$ 6,724	$ 6,396	$ 23,751	$ 21,294
% of sales	14.9%	14.6%	14.1%	12.8%

GAAP net income	$ 3,772	$ 3,457	$ 13,712	$ 9,859
Equity based compensation expense (1)	1,072	979	3,775	4,027
Acquisition related inventory step-up (2)	--	--	--	2,164
Acquisition related amortization of intangibles (3)	298	298	1,192	1,076
Tax effect	(493)	(418)	(1,788)	(2,383)
Non-GAAP net income	$ 4,649	$ 4,316	$ 16,891	$ 14,743
% of sales	10.3%	9.8%	10.0%	8.8%

Diluted earnings per share
GAAP earnings per share	$ 0.26	$ 0.24	$ 0.94	$ 0.70
Equity based compensation expense (1)	0.07	0.07	0.26	0.28
Acquisition related inventory step-up (2)	--	--	--	0.15
Acquisition related amortization of intangibles (3)	0.02	0.02	0.08	0.08
Tax adjustments	(0.03)	(0.03)	(0.12)	(0.17)
Non-GAAP earnings per share	$ 0.32	$ 0.30	$ 1.16	$ 1.04

Weighted average common shares outstanding
Diluted	14,364	14,410	14,537	14,179

1) These costs represent expense recognized in accordance with ASC718 - Stock Compensation.
2) These costs represent purchase accounting charges for step-up in inventory to fair market value charged to cost of sales related to the sale of acquisition related inventory in the twelve months ended June 30, 2009
3) These costs represent amortization of purchase accounting charges for acquisition related intangible charged to expense for the quarter and twelve months ended June 30, 2010 and 2009.
4) The following table details the Non-GAAP, Non-Cash expenses related to equity compensation and acquisition related inventory step-up and intangible amortization by expense category.

Three Months Ended June 30, 2010
(in thousands)
(unaudited)

	Equity Based	Acquisition	Amortization
	Compensation	Inventory Step-up	of Intangibles	Total
Cost of sales	$ 221	$ --	$ 39	$ 260
Marketing	63	--	--	63
Research and development	138	--	--	138
General and administrative	650	--	259	909
	$ 1,072	$ --	$ 298	$ 1,370

Twelve Months Ended June 30, 2010
(in thousands)
(unaudited)

	Equity Based	Acquisition	Amortization
	Compensation	Inventory Step-up	of Intangibles	Total
Cost of sales	$ 616	$ --	$ 156	$ 772
Marketing	233	--	--	233
Research and development	664	--	--	664
General and administrative	2,262	--	1,036	3,298
	$ 3,775	$ --	$ 1,192	$ 4,967

Three Months Ended June 30, 2009
(in thousands)
(unaudited)

	Equity Based	Acquisition	Amortization
	Compensation	Inventory Step-up	of Intangibles	Total
Cost of sales	$ 212	$ --	$ 39	$ 251
Marketing	72	--	--	72
Research and development	154	--	--	154
General and administrative	541	--	259	800
	$ 979	$ --	$ 298	$ 1,277

Twelve Months Ended June 30, 2009
(in thousands)
(unaudited)

	Equity Based	Acquisition	Amortization
	Compensation	Inventory Step-up	of Intangibles	Total
Cost of sales	$ 906	$ 2,164	$ 143	$ 3,213
Marketing	289	--	--	289
Research and development	569	--	--	569
General and administrative	2,263	--	933	3,196
	$ 4,027	$ 2,164	$ 1,076	$ 7,267

ANAREN, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ending	Year ending
	June 30, 2010	June 30, 2010
Cash flows from operating activities:
Net income	$ 3,772	$ 13,712

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,016	8,716
Amortization	475	1,471
Loss on disposal of fixed assets	49	262
Deferred income taxes	(1,337)	(1,582)
Equity based compensation	1,071	3,775
Receivables	(1,017)	(4,658)
Inventories	2,002	3,876
Accounts payable	1,153	2,279
Other assets and liabilities	1,264	250
Net cash provided by operating activities	9,448	28,101

Cash flows from investing activities:
Capital expenditures	(979)	(4,791)
Escrow claim received related to the Unicircuit acquisition	--	154
Net purchases of marketable debt securities	(2,323)	(8,481)
Net cash used in investing activities	(3,302)	(13,118)

Cash flows from financing activities:
Payments on note payable	--	(9,800)
Stock options exercised	13	3,163
Tax benefit from exercise of stock options	(70)	144
Purchase of treasury stock	(50)	(7,916)
Net cash used in financing activities	(107)	(14,409)

Effect of exchange rates on cash	37	54

Net increase in cash and cash equivalents	$ 6,076	$ 628

Cash and cash equivalents at beginning of period	$ 44,445	$ 49,893

Cash and cash equivalents at end of period	$ 50,521	$ 50,521
CONTACT:  Anaren, Inc.
          George Blanton, CFO
            315-362-0436
          Joseph E. Porcello, VP-Accounting
            315-362-0514